UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

BOOKS-A-MILLION, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOOKS•A•MILLION

April 22, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Tuesday, May 24, 2011, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211.  Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.  Also enclosed is our Annual Report to Stockholders.

The principal business of the meeting will be to (i) elect a class of directors to serve a three-year term expiring in 2014; (ii) hold a non-binding advisory vote on the compensation of our named executive officers; (iii) hold a non-binding advisory vote on the frequency of future executive compensation advisory votes (every one, two or three years); (iv) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and (v) transact such other business as may properly come before the meeting.  During the meeting, we will also review the results of the past fiscal year.

Your vote is important.  Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  You may vote over the Internet, by telephone or by mailing the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.  Please review the instructions on each of your voting options described in the proxy statement.

We look forward to seeing you at the meeting.

                         Sincerely yours,

                         Clyde B. Anderson
     Chairman, President and Chief Executive Officer

BOOKS-A-MILLION, INC.

402 INDUSTRIAL LANE

BIRMINGHAM, ALABAMA 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Books-A-Million, Inc. (the “Company”), which will be held at 10:00 a.m. on Tuesday, May 24, 2011, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211. Directions to attend the annual meeting where you may vote in person can be found on our website: www.booksamillioninc.com. The meeting is called for the following purposes:

(1)           To elect a class of directors for a three-year term expiring in 2014;

(2)           To hold a non-binding advisory vote on the compensation of our named executive officers;

(3)	To hold a non-binding advisory vote on the frequency of future executive compensation advisory votes (every one, two or three years);

(4)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and

(5)           To transact such other business as may properly come before the meeting.

The above matters are described in detail in the proxy statement.  Regardless of whether you plan to attend the meeting, you are urged, after reading the proxy statement, to vote your shares by proxy using one of the following methods:  (a) vote by telephone or via the Internet using the instructions on your proxy card or (b) complete, sign, date and return your proxy card in the postage-paid envelope provided.  If you attend the meeting, you may revoke your proxy and vote your shares personally if you desire.

The Board of Directors has fixed the close of business on March 25, 2011, as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

                     Douglas G. Markham
                    Executive Vice President, Chief Administrative Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 24, 2011: The Company’s Proxy Statement and Annual Report are available at http://www.booksamillioninc.com/report.

PROXY STATEMENT

TABLE OF CONTENTS

                                                    Page

INFORMATION ABOUT THE ANNUAL MEETING ...1

SHARES ENTITLED TO VOTE ...1

PROPOSAL 1 – ELECTION OF DIRECTORS ...3

CORPORATE GOVERNANCE AND BOARD MATTERS .............................................................................................................................................................................................6

REPORT OF THE AUDIT COMMITTEE ...9

COMPENSATION POLICIES ...18

DIRECTOR COMPENSATION ...32

OTHER MATTERS ...37

SOLICITATION OF PROXIES ...37

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING ................................................................................................................................................................................37

ANNUAL REPORT ...37

i

BOOKS-A-MILLION, INC.
402 Industrial Lane
Birmingham, Alabama 35211

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2011

INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Tuesday, May 24, 2011, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 22, 2011 to the Company’s stockholders of record on the close of business on March 25, 2011.

SHARES ENTITLED TO VOTE

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. The shares of common stock, $.01 par value per share (the “Common Stock”), of the Company represented at the Annual Meeting by a properly executed proxy will be voted as you direct.  If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote FOR the election as directors of the nominees listed in this Proxy Statement, FOR the approval of the compensation of our named executive officers, for an ANNUAL non-binding advisory vote on the compensation of our executive officers and FOR the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

To vote by proxy, you must do one of the following:

•
Vote by Telephone. You can vote your shares by telephone by calling the toll-free number listed on the enclosed proxy card on a touch-tone telephone 24 hours a day through 12:00 PM Central Time on May 23, 2011. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•
Vote by Internet. You can also vote via the Internet through 12:00 PM Central Time on May 23, 2011 by following the instructions on the enclosed proxy card. The website address for Internet voting is indicated on the enclosed proxy card. Internet voting is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet.

•
Vote by Mail. If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

If you want to vote in person at the Annual Meeting, and you hold your Common Stock in street name (that is, through a bank or broker), you must obtain a proxy from your bank or broker and bring that proxy to the Annual Meeting.

Voting by proxy will not affect a stockholder’s right to attend and to vote in person at the Annual Meeting.  A proxy may be revoked by a stockholder any time before it is voted by (i) filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date, (ii) a later vote via the Internet or by telephone or (iii) attending and voting in person at the Annual Meeting.

Only holders of record of Common Stock as of the close of business on March 25, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date, there were 15,741,410 shares of Common Stock outstanding.  Holders of shares authorized to vote are entitled to cast one vote per share on all matters.  The holders of a majority of the shares entitled to vote must be present or represented by proxy at the Annual Meeting to constitute a quorum.  Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

Under Delaware law and the Company’s by-laws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present.  Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.  Proposals 2 and 3 are non-binding advisory votes regarding executive compensation, although the Compensation Committee of the Company’s Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.  Proposal 2 (advisory vote on executive compensation) requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.  With respect to Proposal 3 (advisory vote on frequency of say-on-pay vote), the option of “once every year,” “once every two years” or “once every three years” that receives the highest number of votes cast will be considered the frequency that has been approved by the stockholders on an advisory basis.  The ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4) requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Abstentions, votes withheld and, unless a broker’s authority to vote on a particular matter is limited, shares held in street name that are not voted, are counted in determining the votes present at a meeting and entitled to vote, such as for quorum purposes.  Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting.  Since the election of directors (Proposal 1) is determined by a plurality of the votes cast at the Annual Meeting, abstentions will not affect the outcome of this matter.  An abstention as to the advisory vote on executive compensation (Proposal 2) and as to the ratification of the appointment of the independent registered public accounting firm (Proposal 4) will have the same effect as voting against the proposal.  Abstentions will not affect the outcome of the advisory vote on the frequency of the say-on-pay vote (Proposal 3).

A share that is held in street name that is not voted because the broker’s authority to vote on that matter is limited and the broker did not receive direction on how to vote the share on that matter from the beneficial owner (a “broker non-vote”) is not considered entitled to vote and is thus not calculated as a vote cast at a meeting (either for or against the proposal).  Accordingly, broker non-votes, if any, will not have an effect on the approval of Proposals 1, 2 or 3.  Your broker will continue to have discretion to vote uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Proposal 4).

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will have discretion to vote on those matters for you in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders. On the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board did not know of any other matter to be raised at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office.  Upon the expiration of the term of office of a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors.  The current terms of Terry C. Anderson and Albert C. Johnson expire upon the election and qualification of the directors to be elected at this Annual Meeting.  The Board of Directors has nominated Mr. Terry C. Anderson and Mr. Johnson for re-election to the Board of Directors at the Annual Meeting, to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

All shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders.  Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Anderson and Mr. Johnson to the Board of Directors.  Mr. Anderson and Mr. Johnson have consented to serve as directors of the Company if elected.  If at the time of the Annual Meeting, either Mr. Anderson or Mr. Johnson is unable or decline to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors.  The Board of Directors has no reason to believe that Mr. Anderson or Mr. Johnson will be unable or will decline to serve as a director.

Set forth below is certain information furnished to the Company by Mr. Anderson and Mr. Johnson and by each of the incumbent directors whose terms will continue following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

NOMINEES FOR ELECTION – TERM TO EXPIRE IN 2014

TERRY C. ANDERSON

Age: 53

Terry C. Anderson has served as a director of the Company since April 1998.  Mr. Anderson serves as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, a position he has held since July 1988.  Mr. Anderson is the brother of Clyde B. Anderson, the Chairman, President and Chief Executive Officer of the Company.  Mr. Anderson is not an independent director.

The Company believes that Mr. Anderson’s qualifications to serve on its Board include his service as Chief Executive Officer of American Promotional Events, Inc., which gives him unique insights into importing retail items for the Company, and his service on the Board of the Company since 1988.

ALBERT C. JOHNSON

Age: 66

Albert C. Johnson has served as a director of the Company since August 2005.  Mr. Johnson is an independent financial consultant and a retired CPA.  He retired from Arthur Andersen LLP in 1994 after a 30-year career.  Mr. Johnson most recently served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998.  Mr. Johnson has served as a director of Hibbett Sports, Inc., a sporting goods retailer, since March 2008.  He also served as a director of Regions Morgan Keegan Mutual Funds from 2005 through 2009.  Mr. Johnson has been determined to be independent by the Board as defined by the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”).

The Company believes that Mr. Johnson’s qualifications to serve on its Board include his service as an audit partner with Arthur Andersen, LLP, a former national public accounting firm, including over 30 years of public accounting experience, which provides him with financial expertise that is important to the Company for his service as Chairman of the Audit Committee, and his service on the Board since 2005.

INCUMBENT DIRECTORS – TERM EXPIRING 2012

CLYDE B. ANDERSON

Age: 50

Clyde B. Anderson has served as the Chairman and Chief Executive Officer of the Company since March 2009.  Mr. Anderson was re-elected to the position of Chief Executive Officer upon the resignation of Sandra B. Cochran from that position in March 2009.  On August 20, 2009, Mr. Anderson was also re-elected to the position of President.  He served as the Executive Chairman of the Board of Directors from February 2004 to March 2009.  He has served as a director of the Company since August 1987.  Mr. Anderson has served as the Chairman of the Board of Directors since January 2000 and also served as the Chief Executive Officer of the Company from July 1992 until February 2004.  Mr. Anderson also served as the President of the Company from November 1987 to August 1999.  From November 1987 to March 1994, Mr. Anderson served as the Company’s Chief Operating Officer.  Mr. Anderson served on the Board of Directors of Hibbett Sports, Inc., a sporting goods retailer, from 1987 to June 2008.  Mr. Anderson is the brother of Terry C. Anderson, a member of the Company’s Board of Directors.  Mr. Anderson is not an independent director.

The Company believes that Mr. Anderson’s qualifications to serve on its Board include his 27 years of experience in the retail bookstore industry, including 23 years as either the Company’s President, Chief Executive Officer or Chairman.

RONALD G. BRUNO

Age: 59

Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992.  Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno’s Supermarkets, Inc., a supermarket retailing chain.  He also served on the Board of Directors for Russell Corporation from 1992 to 2006.  Mr. Bruno has been determined to be independent by the Board as defined by the listing standards of NASDAQ.

The Company believes that Mr. Bruno’s qualifications to serve on its Board include Mr. Bruno’s experience from his prior service as the Chairman and Chief Executive Officer of Bruno’s, Inc., a publicly traded retail grocery store, his prior service on the public company boards of directors of SouthTrust Bank, N.A. and Russell Corporation and his service on the Company’s Board since 1992.

INCUMBENT DIRECTORS – TERM EXPIRING 2013

J. BARRY MASON

Age: 70

J. Barry Mason has served as a director of the Company since April 1998.  Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business Administration at the Culverhouse College of Commerce, The University of Alabama, since 1988.  Dr. Mason also served as the Interim President of The University of Alabama during 2002 and 2003.  Dr. Mason has been determined to be independent by the Board as defined by NASDAQ listing standards.

The Company believes that Dr. Mason’s qualifications to serve on its Board include his service as Dean of the School of Commerce and Business Administration at the University of Alabama, which gives him a wide range of knowledge on topics important to business, and his service on the Board of the Company since 1998.

WILLIAM H. ROGERS, JR.
Age: 53

William H. Rogers, Jr. has served as a director of the Company since November 2000.  Mr. Rogers serves as President and Chief Operating Officer of SunTrust Banks, Inc., a position he has held since December 2008.  In this role, he has responsibility for SunTrust’s geographic banking organization; the Retail, Commercial (including Treasury & Payments Solutions), Commercial Real Estate, Mortgage, and Wealth & Investment Management lines of business; and Corporate Marketing.  Prior to being appointed President of SunTrust Banks, Inc. he served as Corporate-Executive Vice President and has held other  positions with SunTrust since 1980.  Mr. Rogers has been determined to be independent by the Board as defined by NASDAQ listing standards.

The Company believes that Mr. Rogers’ qualifications to serve on its Board include his experience from his service as President of SunTrust Banks, Inc., a publicly held banking institution, which gives him a wide range of banking, capital markets and public company experience, and his service as a director of the Company since 2000.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings and Attendance.  The Company’s Board of Directors held seven meetings during the Company’s fiscal year ended January 29, 2011 (“fiscal 2010”).  The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served.  Directors are encouraged to attend annual meetings of Books-A-Million stockholders.  All of the Company’s six directors were present at the last annual meeting of stockholders.

Board Independence. NASDAQ listing standards require that the Company have a majority of independent directors.  The Board of Directors currently has six members, four of whom have been determined to be independent within the meaning of NASDAQ listing standards. Each year the Board makes a determination as to the independence of each Board member.  During its determination of the independence of directors, the Board of Directors specifically considered relationships between the Company and its affiliates and each director and his or her immediate family and affiliated entities.  The Board of Directors specifically considered the commercial lending/banking and 401(k) Plan relationship of SunTrust Banks, Inc. (“SunTrust”), of which Mr. Rogers serves as President and Chief Operating Officer, and the Company.  Total payments from the Company to SunTrust under these arrangements on a combined basis have been less than 1% of annual revenues of SunTrust in each of the past three annual periods.  The Board also specifically considered the lease payments under a real estate sublease made by Hibbett Sports, Inc. (“Hibbett”), of which Mr. Johnson serves as a director, to the Company.  Total payments to the Company from Hibbett under the lease have been less than 1% of annual revenues of the Company in each of the past three annual periods.  Based on this review, the Board concluded that these relationships do not interfere with Mr. Rogers’ or Mr. Johnson’s independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure.  From 2004 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer.  During this period, Mr. Clyde Anderson, who served as Chief Executive Officer of the Company from 1992 through 2004, continued in an active leadership role of the Company serving as its Executive Chairman.  Upon the resignation of Sandra B. Cochran as President and Chief Executive Officer of the Company in March 2009, the Board of Directors reappointed Mr. Anderson to the role of Chief Executive Officer, believing that his more than 27 years of service to the Company, vast industry experience and close relationship with the Company’s management team uniquely qualified him for the role.  The Board believes that combining the roles of Chairman and Chief Executive Officer at this time is in the best interests of the Company and will best allow the Company to navigate through the current challenging economic environment, as well as future challenges of the Company’s business.

Although the Board of Directors has not designated a lead independent director, the independent directors of the Company meet in executive session at least twice during each fiscal year, and a chairman of those executive sessions is elected by the independent directors at each of those executive sessions.  In addition, the Chairman of the Audit Committee serves as the director to whom correspondence may be directed on behalf of the Board as described in “Communications with Directors” on page 8.

Board’s Role in Risk Oversight.  The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s Enterprise Risk Assessment through reports from the Audit Committee.  The Internal Audit Department of the Company works with the Management Executive Committee to perform an overall enterprise risk assessment on an annual basis, and provides its enterprise risk assessment report to the Audit Committee.  The Enterprise Risk Assessment is used by the Audit Committee and the Internal Audit Department to develop audit plans on an annual basis to safeguard against identified risks.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements.  The Audit Committee also specifically oversees and manages financial risks (including risks required to be monitored under the Sarbanes-Oxley Act).  The Nominating and Corporate Governance Committee oversees and manages risks associated with the independence of the Board of Directors and potential conflicts of interest for directors and employees.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees of the Board of Directors. The Audit Committee consists of Messrs. Albert C. Johnson, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr.  The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, appointing the Company’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, reviewing and approving related party activity, reviewing the Company’s financial policies and internal control procedures and reviewing and approving the performance of all non-audit services by the Company’s auditors. The Audit Committee held five meetings in fiscal 2011.

The Board of Directors has determined that all of the members of the Audit Committee are independent directors, as defined by the Company’s Audit Committee Charter, NASDAQ’s listing standards and the Securities and Exchange Commission’s rules.  The Audit Committee acts under a written charter first adopted in 1992 and last reviewed and approved on March 22, 2011. The Audit Committee Charter is also available free of charge on the Company’s website at www.booksamillioninc.com. The Board of Directors has determined that Mr. Albert C. Johnson is qualified as an audit committee financial expert under Securities and Exchange Commission rules.  Mr. Johnson’s business experience and description of positions are summarized in the section “Nominees for Election - Term to Expire in 2014” on page 3 of this Proxy Statement.

The Compensation Committee consists of Messrs. William H. Rogers, Jr., Chairman of the Committee, J. Barry Mason and Ronald G. Bruno. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company’s executive officers and administering the Employee Stock Purchase Plan, the 2005 Incentive Award Plan, the Executive Deferred Compensation Plan and the Director’s Deferred Compensation Plan. The Compensation Committee held two meetings in fiscal 2011.  The Board of Directors has determined that the members of the Compensation Committee are independent directors, as defined by NASDAQ listing standards.  The Compensation Committee acts under a written charter adopted in 2007 and last reviewed and approved on March 22, 2011. The Compensation Committee charter is available free of charge on the Company’s website at www.booksamillioninc.com.

The Nominating and Corporate Governance Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Nominating and Corporate Governance Committee include, in addition to such other duties as the Board may specify, developing and reviewing background information for candidates for the Board of Directors, and making recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee also has the responsibility to review the corporate governance of the Company and recommend changes to the Board, and to review and evaluate the performance of each director on the Company’s Board of Directors. The Nominating and Corporate Governance Committee held two meetings in fiscal 2011.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent directors, as defined by the Nominating and Corporate Governance Committee Charter and the NASDAQ listing standards. The Nominating and Corporate Governance Committee acts under a written charter first adopted in 2004 and last reviewed and approved on March 22, 2011.  The Nominating and Corporate Governance Committee charter is available free of charge on the Company’s website at www.booksamillioninc.com.

Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills.  When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap.  The Board also believes that all directors must possess a considerable amount of business management and educational experience.  The Nominating and Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates.  The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.  In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.  Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the individual biographies of each director under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS” beginning on page 3.

Director Nominees Proposed by Stockholders. The Nominating and Corporate Governance Committee will consider suggestions from stockholders for nominees for election as directors. The by-laws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section of the by-laws titled “Notice of Stockholder Nominees.” Stockholders who wish to submit a proposed nominee to the Nominating and Corporate Governance Committee should send written notice to Mr. Ronald G. Bruno, Nominating and Corporate Governance Committee Chairman, Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

Such notice should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating and Corporate Governance Committee will consider nominees suggested by stockholders on the same terms as nominees provided by search firms or other parties. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 2) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 3) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Communication with Directors. Individuals may communicate with the Board by submitting the communication to the Company’s executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. The communication should be directed to: Internal Auditor. The Company’s Internal Auditor reports directly to the Audit Committee of the Board of Directors, and will immediately communicate the information to the Chairman of the Audit Committee and the Audit Committee and / or all members of the Board.

Code of Business Conduct and Ethics.  The Company has adopted a Code of Business Conduct and Ethics for all directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees. The Company’s Code of Business Conduct and Ethics is available free of charge on the Company’s website at www.booksamillioninc.com. The Company intends to make available on the Company’s website any amendments to or waivers from the Company’s Code of Business Conduct and Ethics within four business days of such amendment or waiver.  Stockholders may also request a free copy of the Code of Business Conduct and Ethics by writing to the attention of Investor Relations at the Company’s executive offices at 402 Industrial Lane, Birmingham, Alabama 35211.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are Messrs. Albert C. Johnson (Chairman), J. Barry Mason and William H. Rogers, Jr. The Board has determined that Mr. Johnson is an audit committee financial expert as defined by the Securities and Exchange Commission.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the Company’s internal audit function and the independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and internal control over financial reporting and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  It is not the duty of the Audit Committee to conduct auditing or accounting review procedures.

The Audit Committee held five meetings during fiscal 2011, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company’s financial statements with management and Grant Thornton LLP, its independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 29, 2011 with the Company’s management, and management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP its independence from the Company. It considered the non-audit services provided by Grant Thornton LLP and determined that the services provided are compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee approved all services provided by Grant Thornton LLP for the fiscal year ended January 29, 2011. The total fees paid to Grant Thornton LLP for the fiscal year 2011 is described on page 36 under “Auditor Fees and Services.”

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the audited financial statements and the written disclosures and letter from the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Albert C. Johnson, Chairman
J. Barry Mason
William H. Rogers, Jr.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table on page 24 and (iv) all current directors and executive officers as a group.  Such information is provided as of March 25, 2011.  The outstanding Common Stock of the Company on March 25, 2011 was 15,741,410 shares.  According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within sixty (60) days through the exercise of an option, warrant, right of conversion of a security or otherwise.  Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned.  An asterisk in any of the below columns indicates a number amounting to less than 1% percent of the outstanding Common Stock.  Unless otherwise indicated, the address for the following stockholders is c/o Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

REPORTING PERSON	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES	REGISTERED SHARES(1)	PERCENTAGE OF OUTSTANDING SHARES
Dimensional Fund Advisors LP(2)	965,754	6.1%	965,754	6.1%
Anderson BAMM Holdings, LLC(3)	8,408,627(4)	53.4%	1,513,302(5)	9.6%
Charles C. Anderson(6)	8,408,627(4)	53.4%	2,164,076(7)	13.7%
Hilda B. Anderson(8)	8,408,627(4)	53.4%	14,111	*
Joel R. Anderson(9)	8,408,627(4)	53.4%	1,614,874(10)	10.3%
Charles C. Anderson, Jr.(11)	8,408,627(4)	53.4%	273,284	1.7%
Charles C. Anderson, III(12)	8,408,627(4)	53.4%	23,794	*
Terrence C. Anderson(13)	8,408,627(4)	53.4%	379,741(14)	2.4%
Clyde B. Anderson	8,408,627(4)	53.4%	1,800,685(15)	11.4%
Harold M. Anderson(16)	8,408,627(4)	53.4%	377,197	2.4%
Kayrita M. Anderson(17)	8,408,627(4)	53.4%	20,611	*
Hayley Anderson Milam(18)	8,408,627(4)	53.4%	25,380	*
Ashley Anderson Billingsley(19)(20)	8,408,627(4)	53.4%	84,000	*
The Ashley Anderson Trust(20)(21)	8,408,627(4)	53.4%	84,000	*
Irrevocable Trust of Charles C. Anderson, Jr. FBO Lauren Artis Anderson(22)	8,408,627(4)	53.4%	25,380	*
Olivia Barbour Anderson 1995 Trust(23)	8,408,627(4)	53.4%	1,200	*
Alexandra Ruth Anderson Irrevocable Trust(24)	8,408,627(4)	53.4%	1,200	*
First Anderson Grandchildren’s Trust FBO Charles C. Anderson, III(25)	8,408,627(4)	53.4%	11,224	*
First Anderson Grandchildren’s Trust FBO Hayley E. Anderson(25)	8,408,627(4)	53.4%	11,224	*
First Anderson Grandchildren’s Trust FBO Lauren A. Anderson(25)	8,408,627(4)	53.4%	11,224	*
Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson(25)	8,408,627(4)	53.4%	11,224	*
Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson(25)	8,408,627(4)	53.4%	11,224	*
Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson(25)	8,408,627(4)	53.4%	11,224	*
Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson(25)	8,408,627(4)	53.4%	11,224	*
Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson(25)	8,408,627(4)	53.4%	11,224	*
The Charles C. Anderson Family Foundation(26)	8,408,627(4)	53.4%	83,000	*
The Joel R. Anderson Family Foundation(26)	8,408,627(4)	53.4%	83,000	*
The Clyde B. Anderson Family Foundation(26)	8,408,627(4)	53.4%	46,000	*
Terrance G. Finley	157,400(27)	1.0%	157,400(27)	1.0%
Ronald G. Bruno	85,500(28)	*	85,500(28)	*
Douglas G. Markham	180,502(29)	1.1%	180,502(29)	1.1%
William H. Rogers, Jr.	44,090(30)	*	44,090(30)	*
J. Barry Mason	32,500(31)	*	32,500(31)	*
Albert C. Johnson	20,833(32)	*	20,833(32)	*
Brian W. White	55,242(33)	*	55,242(33)	*
All current directors and executive officers as a group (9 persons)(34)	8,984,694	57.1%	2,756,493	17.5%

(1)
“Registered Shares” includes only those shares as to which the reporting person claims beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), notwithstanding the reporting person’s inclusion in the “group” described in footnote (4) below, if applicable.

(2)
The business address of Dimensional Fund Advisors LP (“Dimensional”) is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.  This information is based solely upon our review of a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on February 11, 2011, reporting beneficial ownership as of December 31, 2010.  The Schedule 13G reports that Dimensional, in its role as an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, “Funds”).  The Schedule 13G reports that, in certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds.  The Schedule 13G reports that, in its role as investment adviser, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the shares of the Company that are owned by the Funds but may be deemed to be the beneficial owner of the shares of the Company held by the Funds, even though all shares reported in the Schedule 13G are owned by the Funds.  Therefore, the Schedule 13G reports that Dimensional disclaims beneficial ownership of the shares.  Dimensional states that the filing of the Schedule 13G shall not be construed as an admission that it or any of its affiliates is the beneficial owner of any shares covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(3)
Anderson BAMM Holdings, LLC (“ABH”) is an investment company with its business address at 201 South Court Street, Suite 610, Florence, Alabama 35630.  ABH, a limited liability company organized under the laws of the State of Delaware, is managed by a Board of Directors, which Board is given full and complete authority, power and discretion to manage and control the business, affairs and properties of ABH and to make all decisions regarding those matters, which gives the Board the ultimate voting and investment control over the shares of the Company’s common stock contributed to ABH by its members.  The current Board of Directors of ABH consists of Charles C. Anderson, Joel R. Anderson, Charles C. Anderson, Jr., Terry C. Anderson and Clyde B. Anderson.  Harold M. Anderson has the right to nominate and elect himself to the Board at any time that he owns a membership interest in ABH.  Otherwise, the directors are elected by the members of ABH at its annual meeting.

(4)
8,408,627 shares may be deemed to be beneficially held as a “group” as such term is defined in Section 13(d)(3) of the Exchange Act.  Each of these persons and entities has filed a joint Schedule 13D with the Securities and Exchange Commission to acknowledge that they collectively may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act (the “13D Group”).  Members of the 13D Group, each of whom or which is designated by this footnote (4), do not have the power to vote or invest or dispose of, or the power to direct the vote or investment or disposition of, any Common Stock of the Company held by any other person or entity outside of the 13D Group, including, without limitation, any other person or entity who or which may be deemed to be a member of the 13D Group, unless otherwise indicated in the footnote description for the 13D Group member.  Accordingly, members of the 13D Group disclaim beneficial ownership of any securities of the Company held by any other person or entity, including, without limitation, any other person or entity who or which may be deemed to be a member of the 13D Group, and this Proxy Statement shall not be deemed an admission that the reporting person is the beneficial owner of such securities, unless otherwise indicated in the footnote description for the 13D Group member.  The 13D Group first filed a Schedule 13D on April 9, 2007, which Schedule 13D was amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, filed with the Securities and Exchange Commission on April 20, 2007, February 19, 2008, September 5, 2008, March 9, 2009, March 23, 2010 and August 27, 2010, respectively.

(5)
Anderson BAMM Holdings, LLC issued membership interests to certain of the beneficial owners of the Company’s Common Stock in exchange for shares of Common Stock of the Company held by such persons, as specified in the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, attached as Exhibit 2 to the Schedule 13D filed by the 13D Group with the Securities and Exchange Commission on April 9, 2007, as amended by the First Amendment to the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, dated as of March 19, 2010, attached as Exhibit 4 to the Schedule 13D/A (Amendment No. 5) filed by the 13D Group with the Securities and Exchange Commission on March 23, 2010.

(6)	The business address of Mr. Charles C. Anderson is 202 North Court Street, Florence, Alabama 35630. Charles C. Anderson served on the Company’s Board of Directors until June 3, 2004.

(7)
Includes 83,000 shares held by The Charles C. Anderson Family Foundation.  Charles C. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares.

(8)	The business address of Mrs. Hilda B. Anderson is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(9)	The business address of Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630.

(10)
Includes 83,000 shares held by The Joel R. Anderson Family Foundation.  Joel R. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares.

(11)	The business address of Mr. Charles C. Anderson, Jr. is 265 Brookview Town Centre Way, Suite 501, Knoxville, Tennessee 37919.

(12)	The business address of Mr. Charles C. Anderson, III is 5/F Lippon Leighton Tower, 103-109 Leighton Road, Causeway Bay, Hong Kong.

(13)	The business address of Mr. Terrence C. Anderson is 4511 Helton Drive, Florence, Alabama 35630.

(14)
Includes 5,835 shares of restricted stock, 834 shares of which vest within sixty (60) days of March 25, 2011.  Terrance C. Anderson currently has the power to vote all of the shares of restricted stock.

(15)
Includes 46,000 shares held by The Clyde B. Anderson Family Foundation.  Clyde B. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares.  Includes 14,526 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan.  Also includes 246,840 shares of restricted stock, none of which vest within sixty (60) days of March 25, 2011.  Clyde B. Anderson currently has the power to vote all of the shares of restricted stock.

(16)	The business address of Mr. Harold M. Anderson is 3101 Clairmont Road, Suite C, Atlanta, Georgia 30329.

(17)	The business address of Mrs. Kayrita M. Anderson is 3101 Clairmont Road, Suite C, Atlanta, Georgia 30329.

(18)	The business address of Ms. Hayley Anderson Milam is 202 North Court Street, Florence, Alabama 35630.

(19)	The business address of Ms. Ashley Anderson Billingsley is 202 North Court Street, Florence, Alabama 35630.

(20)	The shares over which Ashley Anderson Billingsley has shared voting power and shared dispositive power are held of record by The Ashley Anderson Trust.

(21)
The trustee of The Ashley Anderson Trust is CitiCorp Trust South Dakota, and the co-trustee of such Trust Reporting Person is Ashley Anderson Billingsley. The business address of The Ashley Anderson Trust, and of Ashley Anderson Billingsley as co-trustee, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.  The business address of CitiCorp Trust South Dakota is 1300 West 57th Street, Suite G100, Sioux Falls, South Dakota 57108.

(22)
The business address of the Irrevocable Trust of Charles C. Anderson, Jr. FBO Lauren Artis Anderson, and for Martin R. Abroms as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(23)
The business address of the Olivia Barbour Anderson 1995 Trust, and for Lisa S. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(24)
The business address of the Alexandra Ruth Anderson Irrevocable Trust, and for Lisa S. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(25)
The trustee for the (i) First Anderson Grandchildren’s Trust FBO Charles C. Anderson III, (ii) First Anderson Grandchildren’s Trust FBO Hayley E. Anderson, (iii) First Anderson Grandchildren’s Trust FBO Lauren A. Anderson, (iv) Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson, (v) Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson, (vi) Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson, (vii) Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson and (viii) Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson, in each case, is SunTrust Bank Alabama.  The business address of each trust is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.  The business address of SunTrust Bank Alabama is 201 South Court Street, Florence, Alabama 35630.

(26)
The business address of (i) The Charles C. Anderson Family Foundation, (ii) The Joel R. Anderson Family Foundation and (iii) The Clyde B. Anderson Family Foundation is, in each case, c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.  All three foundations are charitable foundations formed under the laws of the State of Alabama.  Charles C. Anderson is the Chairman of The Charles C. Anderson Family Foundation’s Board of Directors and has the ultimate voting and investment control of the shares of the Company’s common stock held by the foundation.  Joel R. Anderson is the Chairman of The Joel R. Anderson Family Foundation’s Board of Directors and has the ultimate voting and investment control of the shares of the Company’s common stock held by the foundation. Clyde B. Anderson is the Chairman of The Clyde B. Anderson Family Foundation’s Board of Directors and has the ultimate voting and investment control of the shares of the Company’s common stock held by the foundation.

(27)
Includes 80,065 shares of restricted stock, none of which vest within sixty (60) days of March 25, 2011.  Mr. Finley currently has the power to vote all of the shares of restricted stock.  Also includes 1,156 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan.

(28)	Includes 5,835 shares of restricted stock, 834 shares of which vest within sixty (60) days of March 25, 2011. Mr. Bruno currently has the power to vote all of the shares of restricted stock.

(29)
Includes 80,065 shares of restricted stock, none of which vest within sixty (60) days of March 25, 2011.  Mr. Markham currently has the power to vote all of the shares of restricted stock.  Also includes 10,000 shares held in an IRA account of Mr. Markham’s spouse and 1,468 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan.

(30)
Includes 12,000 shares subject to options that are currently exercisable.  Also includes 5,835 shares of restricted stock, 834 shares of which vest within sixty (60) days of March 25, 2011.  Mr. Rogers currently has the power to vote all of the shares of restricted stock.

(31)	Includes 5,835 shares of restricted stock, 834 shares of which vest within sixty (60) days of March 25, 2011. Dr. Mason currently has the power to vote all of the shares of restricted stock.

(32)	Includes 5,835 shares of restricted stock, 834 shares of which vest within sixty (60) days of March 25, 2011. Mr. Johnson currently has the power to vote all of the shares of restricted stock.

(33)	Includes 46,210 shares of restricted stock, none of which vest within sixty (60) days of March 25, 2011. Mr. White currently has the power to vote all of the shares of restricted stock.

(34)	Includes 12,000 shares subject to options that are currently exercisable. Also includes 482,355 shares of restricted stock, which the individuals included currently have the power to vote.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.  Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission and NASDAQ. Directors, executive officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2010 with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Pursuant to Securities and Exchange Commission rules for proxy statement disclosure of executive compensation, the Company has prepared the following Compensation Discussion and Analysis (“CD&A”). The CD&A addresses the objectives and implementation of the Company’s executive compensation programs and focuses on the policies and decisions behind the programs.  In addition, the Company intends that the CD&A clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based.

Compensation Program Objectives

The Company’s executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company’s annual and long term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives.  Specifically, the Company’s executive compensation policy is intended to:

•	Provide compensation levels that reflect the competitive marketplace so that the Company can attract, retain and motivate the most talented executives;

•	Provide compensation levels that are consistent with the Company’s business plan, financial objectives and operating performance;

•	Reward performance that facilitates the achievement of specific results and goals in furtherance of the Company’s business plan;

•	Motivate executives to make greater personal contributions to the performance of the Company helping it to achieve its strategic operating objectives; and

•
Provide proper motivation for enhancing stockholder value by providing long term incentive compensation, in the form of shares of restricted stock, in order to align the interests of executives with those of stockholders and the long term interest of the Company.

The compensation program is designed to reward officers for above average year-over-year Company and personal performance, the development of long term growth strategies, as well as longevity with the Company.

In light of the Company’s compensation policy, the components of its executive compensation program for fiscal 2011 were base salaries, cash bonuses and restricted stock awards.

The Company believes that each of the elements of compensation are competitive and consistent with current market expectations for leaders with an organization of our size and in our industry.

No Employment and Severance Agreements

Other than the agreements with our named executive officers that relate to a change in control of the Company as described on page 18 under “Change in Control Agreements,” our named executive officers do not have employment or severance agreements.  Our named executive officers serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance agreement.  This is consistent with the Company’s employment and compensation philosophy.

Use of Compensation Consultant

The Compensation Committee retained and consulted with Pearl Meyer & Partners (“PM&P”) of Atlanta, Georgia in order to assist the Committee in setting compensation for the executive officers and certain other officers of the Company for fiscal 2012.  The Compensation Committee retained Mercer (US) Inc. (“Mercer”) of Atlanta, Georgia to assist the Committee in setting executive officer compensation for fiscal 2011.  The representatives of Mercer that had been advising the Compensation Committee in fiscal 2010 moved to PM&P during fiscal 2011, which is why the Compensation Committee retained PM&P for advice relating to fiscal 2012.

Mercer provided a report to the Compensation Committee in March 2010 that compared the compensation of the named executive officers of the Company with the compensation of executive officers of comparable responsibility levels at comparably sized retailers.  The comparable companies reviewed by Mercer and included in the 2010 report were as follows:

Gymboree Corporation	Hot Topic Inc.	Build-A-Bear Workshop Inc.
Conn’s Inc.	Shoe Carnival Inc.	Casual Male Retail Group Inc.
Big 5 Sporting Goods Corporation	Hibbett Sports Inc.	Einstein Noah Restaurant Group
Cato Corporation	A.C. Moore Arts & Crafts Inc.	Cache Inc.
Tuesday Morning Corporation	Christopher & Banks Corporation	Rex Stores Corporation
Buckle Inc.	Lumber Liquidators Inc.

PM&P provided a report to the Compensation Committee in March 2011 that compared the compensation of the named executive officers of the Company with the compensation of executive officers of comparable responsibility levels at comparably sized retailers.  The peer group used by PM&P in its 2011 report had been revised slightly from the prior year peer group used by Mercer due to two of the companies being removed from the list as they were no longer publically traded retailers (Gymboree Corporation and Rex Stores Corporation). The peer group of comparably sized retailers used in the PM&P report to the Compensation Committee was otherwise the same as that peer group used in March 2010.  The Compensation Committee used the data compiled by Mercer and PM&P in evaluating the competitiveness of the compensation packages set for the Company’s executive officers and in establishing their fiscal 2011 and 2012 compensation packages.  In addition to peer group data, the Compensation Committee was presented with data from compensation survey providers.  This information was also based on comparably-sized organizations in the retail industry.

Elements of Compensation

Base Salary. Each executive officer’s base salary is based upon a number of factors, including the responsibilities borne by the executive officer, his or her performance and his or her length of service to the Company. Each executive officer’s base salary is reviewed annually and generally adjusted to account for inflation, the Company’s financial performance, any change in the executive officer’s responsibilities and the executive officer’s overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.  Based on these considerations, the Compensation Committee established the fiscal 2011 base salaries for each of the named executive officers at its March 11, 2010 meeting.  The base salaries of the named executive officers for the 2011 fiscal year are set forth in the Summary Compensation Table on page 24.  Also based on these considerations and input from PM&P and its report on peer company compensation, the Compensation Committee, at its March 22, 2011 meeting, concluded that for fiscal year 2012, a base salary of $440,000 was appropriate for Mr. Anderson, a base salary of $335,000 was appropriate for Mr. Finley, a base salary of $315,000 was appropriate for Mr. Markham, and a base salary of $210,000 was appropriate for Mr. White.  Base salaries were not increased in 2012 from 2011 levels primarily due to the performance of the Company during fiscal 2011.

Cash Bonuses.  Generally, the Company establishes a cash bonus program at the beginning of each fiscal year in connection with the preparation of the Company’s annual operating budget for such year.  A significant portion of the bonus program is structured pursuant to the terms of the Company’s 2005 Incentive Award Plan, while the Compensation Committee and Chief Executive Officer are given the discretion to award up to 5% of an executive’s maximum bonus due to subjective factors. Under the bonus program established for fiscal year 2010, an executive officer was eligible to receive up to 100% of his maximum bonus based upon the Company achieving certain pre-tax income goals established by the Compensation Committee of the Board of Directors.  If only 80% of an executive officer’s bonus is achieved based on meeting the pre-tax income goals, then up to 20% of the executive officer’s bonus could be earned based on other factors.  The other 20% portion of bonus could be earned by the executive officer accomplishing certain individual performance goals (up to 15% of such executive’s maximum bonus) related to his or her job functions, and up to 5% of the maximum bonus could be earned based on subjective factors, determined by the Compensation Committee, with input from the Chief Executive Officer (other than with respect to the bonus of the Chief

Executive Officer).  For fiscal 2011, the Compensation Committee established a target bonus amount, expressed as a percentage of each executive officer’s base salary.  For fiscal 2011, the maximum bonus percentages (as a percentage of base salary) were established as follows:  Mr. Anderson – 150%, Mr. Finley – 85%, Mr. Markham – 85% and Mr. White – 75%.

The actual bonus that may be earned varies based on a comparison of actual performance against the pre-established performance criteria, plus the 5% discretionary bonus portion, and is limited to the pre-established maximum bonus amount for each executive.  For fiscal 2011, the portion of bonus attributable to pre-tax income that could be earned was based on a sliding scale ranging from 80% to 140% of the targeted pre-tax income goal of the Company, which was $16,273,000 for 2011.  For example, an executive officer would have earned 60% of his or her bonus potential attributable to pre-tax income if the Company achieved 100% of its pre-tax income goal.  No bonuses attributable to pre-tax income would have been earned if less than 80% of the pre-tax income goal was achieved, and up to 100% of the target bonus would have been earned if 140% or greater of the pre-tax income goal was achieved.  During fiscal 2011, the Company achieved 82.0% of the pre-tax income goal resulting in the bonuses attributable to the pre-tax income goals described  in the table below.   Detail of the bonuses attributable to the personal goals for the executives are described in the table and footnotes below.  Discretionary bonuses awarded to the executives were awarded by the Compensation Committee at a level equal to 4.0% of each executive’s maximum bonus based on the Company’s achieving and/or outpacing a number of its fiscal 2011 goals.

The following table provides the computation of the cash bonus amounts paid to the named executive officers relating to fiscal year 2011 based on the results of the pre-tax income of the Company, personal goal achievements and discretionary bonuses:

Name	Bonus Attributable to Pre-Tax Income	Bonus Attributable to Personal Goals(1)	Discretionary Bonus	Total Cash Bonus
Clyde B. Anderson	$222,349	$47,700(2)	$26,400	$296,449
Terrance G. Finley	95,930	36,306(3)	11,390	143,626
Douglas G. Markham	90,203	12,049(4)	10,710	112,962
Brian W. White	53,060	8,269(5)	6,300	67,629

(1)
The goals established by the Compensation Committee for fiscal 2011 included: (a) achievement of shareholder return with an end-of-year share price of $7.50 to $8.50 – goal was not achieved, (b) open eleven new stores and achieve budgeted run rate – goal was partially achieved, (c) achieve comparable same store sales comparison on par with chief competitors – goal was achieved, (d) achieve modified cash flow target of $20,575,000 – goal was not achieved (e) develop new lines of business with annualized sales of $3,000,000 – goal was achieved, (f) manage inventory levels with a target of $206,500,000 – goal was achieved and exceeded, (g) achieve EBITDA plan for Yogurt Mountain of $387,575 – goal was not achieved, (h) open at least one used book store and achieve 80% of budgeted profitability – goal was not achieved, (i) achieve retail inventory shrinkage level of between 1.7% and 1.9% – goal was achieved, (j) achieve financial system enhancements including retail stock ledger and documentation management – goal was achieved, (k) maintain quarterly accounts payable leverage ratio of between 45.8% and 51.5% – goal was not achieved.

(2)
Mr. Anderson’s personal goal categories consisted of opening new stores at budgeted run rate, same store sales comparison with competitor retailers, shareholder return goals, modified cash flow goals and development of new lines of business: ($47,700 bonus level achieved).

(3)
Mr. Finley’s personal goal categories consisted of opening new stores at budgeted run rate, same store sales comparison with competitor retailers, shareholder return goals, modified cash flow goals, development of new lines of business, achievement of EBITDA budget for Yogurt Mountain and opening of used book store at budget: ($36,306 bonus level achieved).

(4)
Mr. Markham’s personal goal categories consisted of: reduction of retail inventory shrinkage, shareholder return goals, opening of used book store at budget, modified cash flow goals, development of new lines of business and achievement of EBITDA budget for Yogurt Mountain: ($12,049 bonus level achieved).

(5)
Mr. White’s personal goal categories consisted of: reduction of retail inventory shrinkage, opening of used book store at budget, shareholder return goals, modified cash flow goals, financial system enhancements and maintenance of quarterly accounts payable leverage ratio: ($8,269 bonus level achieved).

At its March 22, 2011 meeting, the Compensation Committee established the cash bonus program for fiscal year 2012.  The fiscal 2012 bonus program is substantially consistent with the criteria and targets used for the cash bonus program used in 2011, except that the personal goals and personal goal targets were also adjusted to reflect the goals of the Company for fiscal year 2012.

Restricted Stock.  Currently the Company only issues restricted stock from the 2005 Incentive Award Plan.  During fiscal year 2011, the Company awarded both “Performance Based Shares” of restricted stock and “Career Based Shares” of restricted stock to the named executive officers.  The Performance Based Shares are tied to the achievement of the pre-tax earnings performance based objectives used for the cash bonus program that were established for the fiscal year in which the award is made.  After the end of the one-year performance period, the Compensation Committee determines the extent to which the preset goals were achieved and approves the issuance of the Performance Based Shares that are earned.  The earned Performance Based Shares are restricted and vest over a two-year period following the fiscal year in which they were earned.  During the period of restriction, the named executives have full voting and dividend rights with respect to the shares.  The performance measures used for the Performance Based Shares are the same as the Company pre-tax earnings performance measurements maintained in connection with the cash bonus program, although the maximum amount of the Performance Based Shares that can be earned is 100% of the authorized number of shares originally awarded.  The Career Based Shares are not tied to the achievement of performance objectives, but serve as a retention incentive because they have a multi-year cliff vesting period and therefore require longevity with the Company in order to earn these shares.  Career Based Shares granted in fiscal 2011 are completely unvested until the last day of the third fiscal year after the date of grant.

During fiscal 2011, awards of Performance Based Shares and Career Based Shares were made under the 2005 Incentive Award Plan to our named executive officers. The awards were made in restricted stock according to the provisions of the plan.  In evaluating the proper annual award of restricted stock, the Compensation Committee has historically been advised by an independent compensation consultant that makes recommendations on share award levels based on market data, taking into consideration such things as prior grants of awards, the current market price of the Company’s Common Stock and numbers of outstanding unvested awards.  Based on the recommendations of Mercer and target levels of long term compensation for each of the named executive officers, the Compensation Committee established the terms of the fiscal 2011 awards of restricted stock – both Performance Based Shares and Career Based Shares – that were made on March 11, 2010.  See the Summary Compensation Table on page 24 and Grants of Plan-Based Awards in Fiscal 2011 on page 26 for information on the amounts of restricted stock awards to named executive officers during fiscal 2011.  Since the Company achieved 82.0% of its pre-tax earnings goal of $16,273,000 during fiscal 2011, the executive officers received a pay-out of 42.1% of the Performance Based Shares of restricted stock that had been awarded to executive officers in March 2010.  The Performance Based Share awards, tied to fiscal 2011 performance, granted to each of the named executive officers were as follows: Mr. Anderson (16,840 shares), Mr. Finley (6,315 shares), Mr. Markham (6,315 shares) and Mr. White (4,210 shares).

In addition, on March 22, 2011, the Compensation Committee awarded the following shares of restricted stock to the named executive officers for fiscal 2012.

Name	Career Based Shares	Performance Based Shares(1)
Clyde B. Anderson	100,000	100,000
Terrance G. Finley	18,750	18,750
Douglas G. Markham	18,750	18,750
Brian W. White	12,500	12,500
_________________

(1)
The actual number of Performance Based Shares to be paid out is on a sliding scale based on the Company’s pre-tax earnings in fiscal 2012.  The Company must attain a specified pre-tax earnings target in fiscal 2012 for the executive officers to earn the maximum amount of Performance Based Shares reflected in this column.

The awards of restricted stock were made on March 22, 2011, which, consistent with past practice, was the date of a regularly scheduled meeting of the Board of Directors of the Company, and the date of the fourth quarter earnings release of the Company.

Executives’ Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Executives’ Deferred Compensation Plan (the “Executives’ Deferred Compensation Plan”). The Executives’ Deferred Compensation Plan provides a select group of management or highly compensated employees of the Company and certain of its subsidiaries with the opportunity to defer the receipt of certain cash compensation. Under the Executives’ Deferred Compensation Plan, each participant may elect to defer a portion of his or her cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Executives’ Deferred Compensation Plan. Each participant’s account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.  With certain exceptions, a participant’s account will be paid after the earlier of: (1) a fixed payment date, as elected by the participant (if any); or (2) the participant’s separation from service with Company or its subsidiaries. Participants may generally elect that payments be made either in a single sum or in installments in the year specified by the participant or upon their separation from service with the Company. Additionally, a participant may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.  None of the executive officers had deferred any compensation under this plan as of the date of this Proxy Statement.

Stock Options. In September 1992, the Company adopted a Stock Option Plan, which was amended and restated in March 1998, under which executive officers were eligible to receive stock options. Under the Stock Option Plan, all stock options were awarded at prices no less than the fair market value (the closing sale price of a share) of the Company’s Common Stock on the date of grant. In fiscal 2006, the Company discontinued the issuance of any additional options under this plan, and no options have been granted since that time.

Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan. The Executive Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period.  No awards have been made under the Executive Incentive Plan since fiscal 2006.

Change in Control Agreements

The Company’s named executive officers have built the Company into the successful enterprise that it is today, and the positions that they hold are of critical importance to the Company.  The Company believes that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued services of its named executive officers, despite the possibility of a change in control of the Company.  The Company further believes that it is imperative to reduce the distraction of the named executive officers that would result from the personal uncertainties caused by a pending or threatened change in control, to encourage the named executive officers’ full attention and dedication to the Company and to provide the named executive officers with compensation and benefits arrangements upon a change in control that are competitive with those of similarly-situated corporations.  To achieve these objectives, the Company has entered into change in control agreements with our named executive officers, which agreements would be triggered in the event of a merger or consolidation of the Company with another entity, the sale of all or substantially all of our assets or other similar transactions.  The Company believes that the benefits  payable under the change in control agreements with our named executive officers allow the executives to evaluate a potential transaction impartially without regard to self interest.

Details regarding the Company’s change in control agreements with our named executive officers, as well as the amounts that would be payable to the executives upon a change in control and/or a termination of employment following a change in control, are discussed below under the caption “Potential Payments Upon Termination or Change in Control – Change in Control Agreements” beginning on page 29.

Compensation Policies

Elements of Compensation. During fiscal 2011, the Company’s executive officers earned compensation comprised of base salary, cash bonus and restricted stock, each as described above.

Mix of Compensation. The Company believes that maintaining a sound leadership team is fundamental to the Company’s success, and having the correct mix of compensation elements furthers this important objective.  A combination of base salary plus performance based bonuses allows for stability and growth both personally and professionally and provides motivation and incentive during the near term.  Restricted stock further encourages actual ownership of part of the Company and is a powerful motivating tool in aligning employees’ objectives with the Company’s objectives.  Equity ownership in general, and restricted stock in particular, also makes employees more focused on meeting long term goals and increasing overall stockholder value, as well as encouraging highly valued employees to remain with the Company.

Distribution between long term and currently paid out compensation. Having a balance between short and long term compensation is a fundamental part of the Company’s compensation package.  Base salaries and cash bonuses provide for the immediate necessity of attracting and retaining a well qualified staff, with the bonus component rewarding high levels of performance by both the Company and the individual.

The restricted stock program addresses both short and long term objectives of the Company with the intention to reward individuals who are committed to the continued success of the Company.  Although restricted stock awards are generally made on the basis of current year Company performance and current employment, the restricted stock awards vest over time such that only those holders who maintain employment with the Company for a period of two to three years recognize a benefit from the awards. Thus, the restricted stock awards are intended in part to provide longer term compensation opportunities that complement other compensation paid in the short term.

Restricted stock encourages our employees to behave like owners and provides a clear link between the interests of the stockholder and the interests of the recipient. As employees have more impact on corporate performance, their main incentive should be profitably growing the Company, which aligns their interest with that of our stockholders.  Accordingly, as the executives’ levels of responsibility increase, more of their compensation is provided in the form of restricted stock. This approach ties the executive’s level of responsibility for the Company’s performance to the amount of risk to such executive’s total pay.

Allocating between cash and non-cash compensation, and among different forms of non-cash compensation.  The Company believes that a fair balance between cash and non-cash compensation has been established.  The Compensation Committee continues to monitor the compensation programs with the assistance of input from outside advisors in order to ensure compliance with the changing landscape of executive pay.  Generally, as an executive’s level of responsibilities increases, a greater percentage of his or her compensation is tied to Company performance and a greater percentage is therefore subject to the risk tied to the return to the Company’s stockholders.

Award Determination.  Base salary, cash bonuses and restricted stock awards are determined once per year, typically in March.  Once the Company’s financial statements have been audited by an independent audit firm, the Compensation Committee will determine base salaries, bonuses and awards of restricted stock, as well as the measurement goals for achieving the various awards.  The Compensation Committee will also determine what portion of the performance based restricted stock awards which were authorized the previous year have been earned and approve the issuance of those shares of restricted stock as they have been earned.

Compensation Policies and Corporate Performance.  Compensation policies are primarily driven by the desire and intent to link the fundamental characteristics of the retail sector to various objectives related to making the Company successful.  By taking specific positive traits of successful retail companies into account when reviewing compensation, the Compensation Committee keeps the Company continuously striving for continued success.  These goals might include achieving certain earnings per share increases, new store growth, return on assets, return on equity and Sarbanes-Oxley compliance.

The Company maintains a policy seeking reimbursement from the officers and other key management positions of certain bonuses and other incentive-based or equity-based compensation to the extent deemed appropriate by the Compensation Committee and the Board of Directors.  In particular, the Company is required by Securities and Exchange Commission rules to seek reimbursement of such compensation for the relevant period if the Company’s financial results are required to be restated due to material noncompliance of the Company as a result of misconduct.

The Company’s Performance and the Executive’s Individual Performance. Base salary is paid regardless of the individual’s or the Company’s performance.  However, for employment to be maintained, the executive is expected to maintain certain levels of responsibility, time commitments and performance levels.  In addition, executives are unlikely to receive an increase in base salary if they have not demonstrated a commitment to individual and Company performance.  Cash bonuses reward individual and Company performance.  However, if the Company does not achieve certain minimum performance levels, no bonus will be awarded.  For fiscal 2011, executive officers were eligible to receive an annual cash bonus of between 75% and 150% of his or her base salary at the time of the award.  Restricted stock to some extent emulates the spirit of the cash bonus program.  The “Performance Based Shares” measurements are the same as the Company performance measurements maintained in connection with the cash bonus program. These shares have a two-year vesting period once the shares are earned and issued.  The “Career Based Shares” have a three-year cliff vest, and therefore require that the grantee remain an employee with the Company for a set period of time before they are earned.  The goals under the performance based bonus plan and performance based restricted stock grants (each established under the 2005 Incentive Award Plan) must be met before the awards are paid or awarded.  The Compensation Committee does have authority, however, to make non-performance based awards in its discretion.  The Compensation Committee has selected pre-tax income as the performance criteria for bonuses and performance based restricted stock awards because the criteria tracks the performance of the Company on an annual basis.

Material Changes to Compensation. Material changes in compensation are based on performance (both personal and Company performance), responsibility and time commitment.

Stock Ownership Requirements.  Executive officers are required to maintain a certain level of ownership of Company stock as determined by the Compensation Committee.

The Role of Executive Officers in the Compensation Process.  Executive officers participate in the compensation process to the extent of developing and presenting ideas and concepts to the Compensation Committee, with the assistance of the independent compensation consultant.  The independent compensation consultant prepared a report for the Compensation Committee with input from the executive officers.  The Compensation Committee has the final authority to determine all components of compensation structure.  The Chief Executive Officer does not have any role in determining his own compensation. Clyde B. Anderson, in his position as Chairman of the Board, President and Chief Executive Officer, provided input to the Compensation Committee as to the fiscal 2011 compensation for the Company’s other officers.  During fiscal 2011, Mr. Anderson provided the Compensation Committee with verbal personal performance evaluations of the other executive officers of the Company and proposed compensation adjustments, including salary increases and incentive compensation opportunities, for such officers to the Compensation Committee for its consideration.  Mr. Anderson provided the Compensation Committee with such verbal personal performance evaluations and compensation proposals at the March 2011 meeting of the Compensation Committee.  The Compensation Committee is ultimately responsible, however, for determining the compensation of these other executive officers.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code provides that a company may not deduct compensation of more than $1,000,000 that is paid to certain executives in a given year, unless certain performance-based conditions are met.  The Company believes that compensation paid under its compensation plans should be fully deductible for federal income tax purposes. However, as part of its role, the Compensation Committee continues to review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

Accounting for Stock-Based Compensation.  Beginning on January 29, 2006, the Company began accounting for stock-based compensation, including stock options and restricted stock, in accordance with the requirements of Financial Accounting Standards Board accounting standards codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).

COMPENSATION COMMITTEE REPORT

The Compensation Committee, which consists of Messrs. William H. Rogers, Jr. (who served as Chairman throughout fiscal 2011), J. Barry Mason and Ronald G. Bruno, was responsible for establishing salaries, bonuses and other compensation for the Company’s executive officers for fiscal 2011, as well as for administering the Company’s 2005 Incentive Award Plan and Employee Stock Purchase Plan. Each member of the Compensation Committee is a non-employee director and is independent under NASDAQ listing standards.

The Compensation Committee continues to monitor the compensation programs with periodic assistance of input from outside advisors in order to ensure compliance with the changing landscape of executive pay.  The Compensation Committee held two meetings during fiscal 2011.  The Compensation Committee has reviewed and discussed the Company’s CD&A with management; and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Mr. William H. Rogers, Jr. (Chairman)
Dr. J. Barry Mason
Mr. Ronald G. Bruno

RELATIONSHIP OF COMPENSATION POLICIES TO RISK MANAGEMENT

The Compensation Committee, with the assistance of its independent compensation consultant and management, has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company.  As a result of this process, the Compensation Committee concluded that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs. William H. Rogers, Jr., J. Barry Mason and Ronald G. Bruno. None of these directors had interlock relationships during fiscal 2011 with any comparable committee of another company.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Approval of Related Person Transactions. The Audit Committee pre-approves all related person transactions and approves any changes to existing contracts as well as approving new contracts.  At the end of each year, the Audit Committee reviews all related person transactions and determines if the Company is compliant with current contracts.  This formal process approves and monitors all transactions with individuals and companies that could be considered related.  Related persons are defined by the Securities and Exchange Commission in Regulation S-K and are further explained in the Company’s Code of Business Conduct and Ethics and in the following paragraph.  The Audit Committee, pursuant to its written charter, must review and approve any and all related person transactions that exceed or are expected to exceed the $120,000 threshold requiring disclosure under the rules of the Securities and Exchange Commission.  The Audit Committee relies on information provided by its officers and directors in their annual questionnaires, as well as financial information reporting from the Company’s internal accounting department, to identify related person transactions that require consideration.  Further, the Company’s Code of Business Conduct and Ethics sets forth certain factors that must be considered in identifying potential conflicts of interest, including outside employment, improper personal benefits, financial interests, loans or other financial transactions, service on boards and committees and actions of family members, and requires that associates disclose to the Company any situations that reasonably would be expected to give rise to a conflict of interest.  In addition to these review procedures, the Audit Committee considers all other relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director must provide the Audit Committee with all material information concerning the transaction.

In accordance with the Company’s Code of Business Conduct and Ethics, conflicts of interest are defined by outside employment, improper personal benefits, financial interests, loans or other financial transactions, service on outside Boards and Committees and actions of family members.  The Audit Committee has the authority to make waivers of conflicts of interest.

Related Person Transactions. As described below, during fiscal 2011, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Sr., Terry C. Anderson, Joel R. Anderson, Harold M. Anderson, Charles C. Anderson, Jr. and Clyde B. Anderson, who own 70% or more of these companies and serve as officers and/or directors of these companies.  The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties. All of the related person transactions described below were reviewed and approved by the Audit Committee in accordance with the Company’s policy.

Significant activities with these related persons are as follows.  The Company purchases a substantial portion of its magazines as well as certain of its seasonal music and newspapers from Msolutions, LLC, a subsidiary of Anderson Media Corporation (“Anderson Media”).  Purchases in fiscal 2011 totaled $19,106,382.  The Company purchases certain of its collectibles, gifts and books from Anderson Press, Inc. (“Anderson Press”).  During fiscal 2011, purchases from Anderson Press totaled $1,658,976.  The Company utilizes Anco Far East Importers, LTD (“Anco Far East”) to assist in purchasing and importing certain gift items.  The total cash paid to Anco Far East for fiscal 2011 was $3,321,224, which primarily consisted of the actual cost of product, but also included fees for sourcing and consolidation services. All of the costs other than the sourcing and consolidation services fees, which totaled $232,486 for fiscal 2011, were passed through from other vendors. The Company leases its principal executive offices from a trust established for the benefit of the grandchildren of Charles C. Anderson, Sr.  The lease expires on February 28, 2013 and contains an option for an additional four years. During fiscal 2010, the Company paid rent of $154,793 to the trust under this lease. Anderson & Anderson, LLC (“A&A”) leases two buildings to the Company.  During fiscal 2011, the Company paid A&A a total of $350,420 under such leases.

The Company, A&A, Anderson Promotional Events, Inc., Anderson Press and certain other parties (the “Co-Ownership Group”) co-own two airplanes that are used by the Company in its business.  The Company owns a 26% interest in each of these airplanes.  During fiscal 2011, the Company was billed $731,225 by the Co-Ownership Group, net of return of capital, under the cost sharing arrangement for the Company’s use of the two airplanes.  The expenses that the Company pays for airplane use cover all of the variable costs attributable to the Company’s use and a portion of the fixed costs.

The Company subleases certain property to Hibbett Sports, Inc. (“Hibbett”), a sporting goods retailer in the Southeastern United States. The Company’s Chairman and Chief Executive Officer, Clyde B. Anderson, was a member of the Board of Directors of Hibbett during fiscal 2009 until his term expired at the annual meeting of Hibbett’s shareholders on June 2, 2008.  Additionally, one of our directors, Albert C. Johnson, and one of our executive officers, Terrance G. Finley, have served on the Board of Directors of Hibbett since March 14, 2008. During fiscal 2011, the Company received $158,342 in rent payments from Hibbett.

The Company and Anderson Private Capital Partners I, L.P. (collectively the “Ownership Group”) each have an equity interest in Yogurt Mountain Holding, LLC (“Yogurt Mountain”).  The Company owns a 40.0% interest in Yogurt Mountain.  The Company also participates with the Ownership Group in a line of credit agreement with Yogurt Mountain in connection with its investment.  The line of credit agreement between Yogurt Mountain and the Company allows for draws by Yogurt Mountain up to $1,500,000 and carries interest of 9.0% annually.  During fiscal 2011, Yogurt Mountain borrowed $750,000 on the line of credit.

EXECUTIVE OFFICER COMPENSATION

This section of the Proxy Statement discloses the compensation awarded, paid to or earned by each individual who served as an executive officer of the Company during fiscal 2011, including the Company’s principal executive officer and principal financial officer.

Based on the compensation reflected in the table below, “Salary” accounted for the following percentages of each named executive officer’s total compensation: 29.5% for Mr. Anderson, 45.4% for Mr. Finley, 45.6% for Mr. Markham and 47.1% for Mr. White.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (5)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($) (7)	All Other Compensation ($)	Total ($)
Clyde B. Anderson Chairman, President and Chief Executive Officer (Principal Executive Officer)	2011 2010 2009	439,712 423,385 341,000	26,400 19,125 -	654,300 165,000 429,959	- - -	270,049 386,925 11,000	100,894(8) 62,172 70,088	1,491,355 1,056,607 852,047
Terrance G. Finley Executive Vice President/Chief Merchandising Officer and President of Merchandising Group	2011 2010 2009	334,904 321,461 315,000	11,390 12,623 -	254,450 66,000 270,351	- - -	132,236 246,117 7,097	5,081(9) 10,533 10,753	738,061 656,734 603,201
Douglas G. Markham Executive Vice President/Chief Administrative Officer and Secretary (1)	2011 2010 2009	311,266 215,179 237,799	10,710 10,125 -	254,450 66,000 270,351	- - -	102,252 189,420 17,813	4,548(10) 9,659 9,659	683,226 490,383 535,622
Brian W. White Chief Financial Officer (Principal Financial Officer) (2)	2011 2010 2009	209,808 188,615 151,346	6,300 6,750 30,000(4)	163,575 41,250 25,815	- - -	61,329 118,335 10,828	4,382(11) 3,710 266	445,394 358,660 218,255

(1)
Mr. Markham joined the Company in 2006 as the Company’s Chief Financial Officer.  Mr. Markham was recalled to active duty by the Navy Reserve from January 4, 2009 to July 12, 2009.  From July 12, 2009 until August 20, 2009, he again served as the Chief Financial Officer and Secretary of the Company.  On August 20, 2009, Mr. Markham was promoted to Executive Vice President/Chief Administrative Officer and Secretary of the Company.

(2)
During Mr. Markham’s deployment overseas from January 4, 2009 to July 12, 2009, Mr. White served as Interim Chief Financial Officer and Secretary of the Company.  Mr. White has served as the Company’s Chief Financial Officer since August 20, 2009.

(3)
The fiscal year 2011 amounts included in this column represent the discretionary bonuses awarded to these executive officers by the Compensation Committee relating to fiscal 2011 performance.  See “Compensation Discussion and Analysis – Elements of Compensation” for a discussion of the Company’s bonus plan.

(4)	The fiscal 2009 bonus amount for Mr. White was paid in conjunction with sign on and relocation.

(5)
The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of non-option stock awards (i.e., career based and performance based restricted stock) that were issued in fiscal 2011, 2010 and 2009 in accordance with FASB ASC Topic 718.  The valuation assumptions used in determining such amounts are described in Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011.  Please see “Grants of Plan-Based Awards in Fiscal 2011” on  page 26 for more information regarding stock awards that were issued in fiscal 2011. If the highest level of performance conditions are achieved, then the grant date fair value of performance based stock awards for each officer is as follows: Mr. Anderson: $363,500, $66,000 and $146,550 for fiscal year 2011, 2010 and 2009, respectively; Mr. Finley: $145,400, $44,550 and $97,700 for fiscal year 2011, 2010 and 2009, respectively; Mr. Markham: $145,400, $44,550 and $97,700 for fiscal year 2011, 2010 and 2009,  respectively; Mr. White: $90,875, $3,300 and $7,328 for fiscal year 2011, 2010 and 2009, respectively.

(6)	There were no options granted in fiscal 2011, 2010 or 2009.

(7)
Non-Equity Incentive Plan Compensation is composed of a combination of performance based cash bonuses earned under the 2005 Incentive Award Plan and certain discretionary bonuses and are reported in the table with respect to the fiscal year in which they were earned.  See “Compensation Discussion and Analysis – Elements of Compensation” for a discussion of the Company’s bonus plan.

(8)
All Other Compensation for fiscal 2011 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $1,671 and amounts paid in lieu of 401(k) savings plan match of $2,478 due to limits mandated for highly compensated executives on behalf of Clyde B. Anderson, (ii) life insurance premiums of $1,744 on behalf of Clyde B. Anderson and (iii) transportation related benefits, which consist of personal use of Company owned and Company chartered aircraft for fiscal 2011.  The estimated aggregate incremental cost to the Company for fiscal 2011 for personal use of Company aircraft by Clyde B. Anderson was $95,000.  The estimated aggregate incremental cost to the Company includes the actual cost paid by the Company for chartered aircraft and an estimate of the incremental cost to the Company of personal use of the Company owned aircraft based on the average variable operating costs to the Company.  Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs.

(9)
All Other Compensation for fiscal 2011 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $1,671 and amounts paid in lieu of 401(k) savings plan match of $417 due to limits mandated for highly compensated executives on behalf of Terrance G. Finley and (ii) life insurance premiums of $2,993 on behalf of Terrance G. Finley.

(10)
All Other Compensation for fiscal 2011 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $1,671 and amounts paid in lieu of 401(k) savings plan match of $1,551 due to limits mandated for highly compensated executives on behalf of Douglas G. Markham and (ii) life insurance premiums of $1,325 on behalf of Douglas G. Markham.

(11)
All Other Compensation for fiscal 2011 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $1,671 and amounts paid in lieu of 401(k) savings plan match of $2,411 due to limits mandated for highly compensated executives on behalf of Brian W. White and (ii) life insurance premiums of $300 on behalf of Brian W. White.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Clyde B. Anderson	March 11, 2010	300,300	490,050	660,000	90,000	654,300

Terrance G. Finley	March 11, 2010	129,561	175,121	284,750	35,000	254,450

Douglas G. Markham	March 11, 2010	121,826	164,666	267,750	35,000	254,450

Brian W. White	March 11, 2010	71,663	96,863	157,700	22,500	163,575

(1)
Cash bonuses paid under the 2005 Incentive Award Plan are paid pursuant to goals established at the beginning of a fiscal year in connection with the preparation of the Company’s annual operating budget for such year. Under this bonus program, an executive officer is eligible to receive a bonus upon the Company achieving certain pre-tax income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

(2)
Represents the grant of “Career Based Shares” and the pay-out of “Performance Based Shares” of restricted stock on March 11, 2010.  Such shares vest and all applicable restrictions lapse on February 2, 2013, for the Career Based Shares, and on January 28, 2012 for the Performance Based Shares, provided in each case that the executive remains continuously employed in active service by the Company through such date.  The executives have all of the rights of a stockholder with respect to earned Career Based Shares and Performance Based Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares subject to the grant.  The table below sets forth the number of Career Based Shares of restricted stock granted and the number of Performance Based Shares of restricted stock paid out to each of the named executive officers on March 11, 2010:

Name	Career-Based Shares of Restricted Stock	Performance-Based Shares of Restricted Stock	Total
Clyde B. Anderson	40,000	50,000	90,000
Terrance G. Finley	15,000	20,000	35,000
Douglas G. Markham	15,000	20,000	35,000
Brian W. White	10,000	12,500	22,500

(3)
The amounts set forth in the “Grant Date Fair Value of Stock Awards” column represent the full grant date fair value of restricted stock to each executive officer in fiscal 2011 as determined in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

The following table presents information regarding unvested restricted stock awards for each of the named executive officers under the Company’s 2005 Incentive Award Plan and 1995 Executive Incentive Plan as of the end of the 2011 fiscal year, including the number of shares of Common Stock and the market value of such shares as of January 29, 2011. The table reflects the values of such awards based on the closing sale price of a share of Common Stock reported on the NASDAQ Global Select Market on January 28, 2011 (the last trading day prior to the end of the Company’s fiscal year), which was $5.59.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Clyde B. Anderson	130,000	726,700
Terrance G. Finley	55,000	307,450
Douglas G. Markham	55,000	307,450
Brian W. White	29,500	164,905
_______________________
(1)
For Mr. Anderson, represents 25,000 Performance Based Shares and 105,000 Career Based Shares awarded under the 2005 Incentive Award Plan.  For Mr. Finley, represents 10,000 Performance Based Shares and 45,000 Career Based Shares awarded under the 2005 Incentive Award Plan.  For Mr. Markham, represents 10,000 Performance Based Shares and 45,000 Career Based Shares awarded under the 2005 Incentive Award Plan.  For Mr. White, represents 6,250 Performance Based Shares and 23,250 Career Based Shares awarded under the 2005 Incentive Award Plan.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011

The following table shows the amounts received upon exercise of options and the vesting of restricted stock during fiscal year 2011. The table reflects the values of stock awards based on the closing sale price of a share of Common Stock reported on the NASDAQ Global Select Market on January 28, 2011 (the last trading day prior to the vesting date), which was $5.59.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clyde B. Anderson	—	—	110,000	614,900
Terrance G. Finley	—	—	58,500	327,015
Douglas G. Markham	—	—	56,000	313,040
Brian W. White	—	—	12,250	68,478

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

2005 Incentive Award Plan

The Company’s restricted stock agreements with its named executive officers that document the grants of restricted stock awards under the 2005 Incentive Award Plan provide that all of the shares of restricted stock not previously vested may, in the sole and absolute discretion of the Compensation Committee, become vested in the event of a change in control of the Company.  Pursuant to the 2005 Incentive Award Plan, a “change in control” generally consists of one of the following events:

(1)           a transaction (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) resulting in the acquisition of 50% or more of the Company’s voting securities, other than an acquisition by the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with the Company;

(2)           when, during any two-year period, the members of the Company’s Board of Directors at the beginning of the period (along with any new director whose election or nomination is approved by at least two-thirds of the directors who either were directors at the beginning of the period or who were so approved) cease to constitute a majority of the Board;

(3)           the consummation by the Company of (i) a merger, consolidation, reorganization or business combination, (ii) a sale or other disposition of all or substantially all of the Company’s assets or (iii) the acquisition of assets or stock of another entity, unless the outstanding shares of the Company immediately prior to the transaction continue to represent more than 50% of the combined voting stock of the Company or its successor immediately following the transaction or after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; or

(4)           the Company’s stockholders approve a plan of liquidation or dissolution of the Company.

The Compensation Committee has full and final authority to determine whether a change in control has occurred pursuant to the definition of that term in the 2005 Incentive Award Plan and the date of the occurrence of the change in control event.

The table below sets forth the intrinsic value of the shares of restricted stock under the 2005 Incentive Award Plan that could have vested in the event that a change in control of the Company occurred on January 29, 2011.  This table assumes that the Compensation Committee would have exercised its discretion under the 2005 Incentive Award Plan and approved an acceleration of vesting of all of the shares of restricted stock upon such a change in control. The intrinsic value is calculated by multiplying the number of shares that would have vested by the fair market value of the Company’s common stock on January 28, 2011, the last trading day prior to the Company’s fiscal 2011 year-end.  Note that the actual benefit to a named executive officer under this plan can only be determined at the time of the change in control event.

Name of Executive Officer	Amount that Would Have Been Realized Due to the Acceleration of Vesting of Restricted Stock in the Event of a Change in Control of the Company

Clyde B. Anderson	$726,700
Terrance G. Finley	307,450
Douglas G. Markham	307,450
Brian W. White	164,905

Change in Control Agreements

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Company has entered into change in control agreements with our named executive officers that will require the Company to provide compensation to each of the named executive officers in the event of a change in control of the Company and a termination of the executive’s employment following a change in control.

For purposes of the change in control agreements, a “change in control” generally consists of one of the events described above under the discussion of the vesting of restricted stock under the 2005 Incentive Award Plan in the event of a change in control.

Payments and Benefits Upon a Change in Control.  Pursuant to the change in control agreements, if a named executive officer is employed by the Company on the date on which a change in control occurs, the Company must continue to employ the named executive officer for a period of two years.  During the two-year employment period, the executive’s position, authority, duties and responsibilities must be at least commensurate in all material respects with those before the change in control, and the executive’s services must be performed at the location where the executive was employed immediately preceding the change in control or any office that is the headquarters of the Company and is less than 25 miles from such location.  The named executive officer will receive an annual base salary at least equal to the base salary paid or payable to the executive by the Company for the one-year period immediately preceding the change in control, which salary will be reviewed at least annually and may be increased (but not decreased) at any time.  Further, the named executive officer will be eligible to receive an annual cash bonus consistent with the Company’s cash bonus program in effect prior to the date of the change in control, and the executive will continue to enjoy participation in the Company’s incentive, savings, retirement and welfare plans, and other benefits and plans, on the same basis as before the change in control or as applicable to peer executives at other companies, whichever is superior.

Payments and Benefits Upon Termination of Employment Following a Change in Control.  Each named executive officer’s change in control agreement also provides for certain payments and benefits to the executive if the executive’s employment is terminated under certain circumstances during the two-year employment period immediately following a change in control.

If, during this two-year period, a named executive officer’s employment is terminated as a result of death or disability, then the Company will provide to the executive (or his beneficiary or estate) the following payments and benefits:

•
a lump sum cash payment equal to the sum of (a) the amount of any incentive or bonus compensation earned that has not yet been paid and (b) any benefits or awards (including both the cash and stock components) that, pursuant to the terms of any plans, policies or programs, have been earned or become payable, but that have not yet been paid to the executive (but not including amounts that previously had been deferred at the executive’s request, which amounts will be paid in accordance with the terms of the plan, policy or program under which the executive deferred the compensation) (“Accrued Obligations”);

•	three months of the executive’s current annual base salary;

•
for up to 18 months, continued participation in and coverage under the Company’s health and dental plans, disability plans, life insurance plans and all other welfare benefit plans in which the executive or his dependents were participating immediately prior to the date of termination, with all cost of such benefit paid or waived by the Company (“Welfare Continuance Benefit”); and

•	any other benefits payable due to the executive’s death or disability pursuant to the terms of any plan, policy or arrangement of the Company.

If, during the two-year period, the Company terminates a named executive officer without cause, or if the executive terminates his employment for good reason, then the executive will receive the following payments and benefits:

•	Accrued Obligations;

•
a lump sum cash termination benefit payment in an amount equal to two times the sum of (a) the executive’s annual base salary in effect at the date of termination and (b) the average of the cash bonuses paid to the executive for the Company’s three most recently completed fiscal years (subject to the execution of a release of claims against the Company by the executive); and

•	Welfare Continuance Benefit.

If, during the two-year employment period, the Company terminates a named executive officer’s employment for cause, then the Company will provide to the executive the following payments and benefits:

•	the executive’s earned base salary through the date of termination; and

•
the amount of any compensation previously deferred by the executive, which amount will be paid in accordance with the terms of the plan, policy or program under which the executive deferred the compensation.

If, during the two-year employment period, the executive terminates his employment other than for good reason, then the Company will provide to the executive the following payments and benefits:

•	Accrued Obligations; and

•	any other benefits to which the executive may be entitled pursuant to the terms of any plan, program or arrangement of the Company.

For purposes of the change in control agreements, “cause” means (i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company; (ii) conviction of a felony or a crime of moral turpitude (or a plea of nolo contendere thereto) or commission of an act of embezzlement or fraud against the Company; (iii) any material breach by the executive of a material term of his change in control agreement, including, without limitation, material failure to perform a substantial portion of his duties and responsibilities thereunder; or (iv) deliberate dishonesty of the executive with respect to the Company.  “Good reason” means (i) a material reduction in the executive’s duties or authority; (ii) any unremedied failure of the Company to comply with its compensation obligations during the two-year employment period; (iii) the failure by the Company to cause a successor company to assume, and agree to perform under, the change in control agreement; (iv) the executive is directed by the Company’s Board of Directors or an officer of the Company to engage in conduct that is illegal; or (v) the Company otherwise materially breaches any term or provision of the change in control agreement.

The change in control agreements also include non-compete and non-solicit provisions that are binding on the named executive officers during the two-year employment period following a change in control and end on the second anniversary of the executive’s date of termination from the Company.

The table below reflects the estimated amounts of compensation payable under the change in control agreements to each of the Company’s named executive officers in the event that, during the two-year employment period following a change in control: (i) the executive is terminated because of death or disability and (ii) the Company terminates the executive’s employment without cause, or the executive terminates his employment for good reason.  The amounts shown assume that the change in control and the termination of employment occurred as of January 29, 2011.  The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company.  No payments other than previously accrued amounts would be payable to a named executive officer if he is terminated for cause or if he terminates his employment other than for good reason following a change in control.

Name	Cash Severance (1)	Accrued Obligations (2)	Welfare Continuance Benefit (3)	Total
Termination Because of Death or Disability

Clyde B. Anderson	$110,000	$390,585	$17,659	$408,243
Terrance G. Finley	83,750	178,927	6,068	184,994
Douglas G. Markham	78,750	148,263	17,218	165,480
Brian W. White	52,500	91,163	16,847	108,010

Termination Without Cause or For Good Reason

Clyde B. Anderson	$1,355,666	$390,585	$17,659	$1,763,909
Terrance G. Finley	942,975	178,927	6,068	1,127,970
Douglas G. Markham	850,213	148,263	17,218	1,015,694
Brian W. White	555,695	91,163	16,847	663,705

________________________

(1)
In the event of termination because of death or disability, represents payment of three months of the executive’s current annual base salary as of January 29, 2011.  In the event of termination without cause or for good reason, represents a payment equal to two times the sum of (a) the executive’s annual base salary in effect as of January 29, 2011 and (b) the average of the cash bonuses paid to the executive for the Company’s three most recently completed fiscal years prior to January 29, 2011.

(2)
Accrued Obligations are the sum of the amount, if any, of any incentive or bonus compensation theretofore earned that has not yet been paid; and any benefits or awards (including both the cash and stock components) that, pursuant to the terms of any plans, policies or programs, have been earned or become payable, but that have not yet been paid.  For FY 2011, the amount contains the unpaid bonus and earned performance based shares of restricted stock that have not been paid out.

(3)	Includes all health and dental plans, disability plans and life insurance plans.

DIRECTOR COMPENSATION

The following table presents the total compensation of the Company’s non-employee directors for fiscal 2011.  The amounts included in the “Stock Awards” column represent the compensation cost that was recognized in fiscal 2011 related to non-option stock awards determined in accordance with FASB ASC Topic 718.  The valuation assumptions used in determining such amounts are described in Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Terrance Anderson	32,000	18,175	50,175
Ronald Bruno	36,000	18,175	54,175
Albert C. Johnson	49,500	18,175	67,675
J. Barry Mason	46,000	18,175	64,175
William Rogers	47,500	18,175	65,675

________________________
(1)
Represents annual award of 2,500 shares of restricted stock for each director granted on March 11, 2010.  As of March 25, 2011, 2,500 shares of the Company’s common stock had a value of $10,250, based on the closing sale price of the Company’s Common Stock on the NASDAQ Global Select Market on March 25, 2011 of $4.10 per share.

Compensation of Directors.  The Board has utilized the services of a compensation consultant to periodically analyze the compensation of non-employee directors at various peer companies as compared with the compensation of the Directors.  During fiscal 2011 directors who were not employees of the Company (“Non-Employee Directors”) received an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board, Compensation Committee and Nominating and Corporate Governance Committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. Audit Committee members received $2,000 per meeting as well as reimbursement of all out-of-pocket expenses incurred in attending such meetings.  Additionally, the Chairman of the Audit Committee receives an additional annual retainer fee of $7,500, and the Chairman of the Compensation Committee receives an additional annual retainer fee of $2,500.  At its meeting on March 22, 2011, the Compensation Committee, after review of board member compensation at certain of its peer public retail companies, approved certain increases in compensation for its non-employee directors.  The annual retainer was increased to $45,000, the annual retainer fee for the Chairman of the Audit Committee was increased to $10,000 and the annual retainer for the Chairman of the Compensation Committee was increased to $5,000.  For fiscal year 2012, per meeting fees were eliminated.

In addition, the Company’s Non-Employee Directors are eligible to receive formula grants of restricted stock under the Company’s Outside Director Restricted Stock Plan, established pursuant to the Company’s 2005 Incentive Award Plan. Under the Company’s Outside Director Restricted Stock Plan, each Non-Employee Director is, on the first day he serves as a director, granted an “Initial Award” of 3,750 shares of Common Stock from the Company on such date. These shares vest in three equal installments on the first, second and third anniversaries of the effective date of the initial award. Further, each such director who is serving as a director on the date of the year-end Compensation Committee meeting (historically held in March) and who has served as a director for more than eleven consecutive months is granted a “Continuing Award” of 2,500 shares of Common Stock from the Company on such date. These shares vest in three equal installments on the first, second and third anniversaries of the effective date of the initial award. Any award which is not vested upon such Non-Employee Director’s termination as a director is thereupon forfeited immediately and without any further action by the Company.

Director’s Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan provides the Non-Employee Directors with the opportunity to defer the receipt of certain amounts payable for serving as a member of the Board. A non-employee director’s fee deferrals are credited to the non-employee director’s bookkeeping account maintained under the Directors’ Deferred Compensation Plan. Each participating non-employee director’s account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.

With certain exceptions, a participating non-employee director’s account will be paid after the earlier of: (1) a fixed payment date, as elected by the participating non-employee director (if any); or (2) the participating non-employee director’s separation from service on the Board. The participating non-employee director may generally elect that payments be made in a single sum or installments in the year specified by the participating non-employee director or upon the non-employee director’s separation from service on the Board. Additionally, a participating non-employee director may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.  No directors have elected to defer compensation at this time.

Stock Ownership Requirements.  Directors are required to maintain a certain level of ownership of Company stock as determined by the Compensation Committee.  The current level of required stock ownership is 12,500.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executives officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company seeks to closely align the interests of our named executive officers with the interests of our stockholders.  The Company compensation programs are designed to reward our named executive officers for the achievement of short term and long term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.  The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.  To the extent that there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, the Company asks our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2011 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Board Recommendation.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.  Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the resolution on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation.  By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years.  Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Company’s Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.  The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way.  The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.  The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Vote Required; Board Recommendation.  The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on compensation every one, two or three years, or abstaining), and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONCE EVERY YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm (“independent auditor”) for the fiscal year ending January 28, 2012, is being presented to the stockholders for approval at the Annual Meeting.  Although stockholder ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice.  If the appointment of Grant Thornton LLP as the independent auditor is not ratified, the Audit Committee will reconsider its appointment of the independent auditor.

General. The Audit Committee of the Board of Directors has selected Grant Thornton LLP to serve as the Company’s independent auditor for the Company’s 2012 fiscal year ending on January 28, 2012.  Grant Thornton LLP has been engaged by the Company since April 29, 2005, and has audited the financial statements of the Company for its 2011, 2010 and 2009 fiscal years. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will be provided an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.

Auditor Fees and Services. The following table shows the fees paid or accrued, including out-of-pocket expenses, by the Company for the audit and other services provided by Grant Thornton LLP for fiscal years 2011 and 2010:
Fees	Fiscal 2011	Fiscal 2010
Audit fees (1)	$574,059	$547,074
Audit related fees (2)	38,200	103,350
Tax fees (3)	9,200	9,200
Total	$621,459	$659,624

(1) Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of quarterly consolidated financial statements, audit of employee benefit plans and audit services provided in connection with other statutory or regulatory filings.

(2) Audit related fees represent fees for professional services in connection with the audits of the Company’s employee benefit plans.

(3) Tax fees principally included tax compliance fees and tax advice and planning fees.

Pre-Approval Policies and Procedures; Non-Audit Services.  The Audit Committee pre-approves all audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors.  The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the independent auditor’s independence and believes that the provision of such services is compatible.

Vote Required; Board Recommendation.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the independent auditor.  Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of Grant Thornton LLP as the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any proposal that a stockholder may desire to have included in the Company’s proxy material for presentation at the 2011 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Mr. Clyde B. Anderson, on or prior to December 23, 2011. A stockholder must notify the Company before March 8, 2012 of a proposal for the 2012 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material.  Any such proposal received after March 8, 2012 will be considered untimely for purposes of the 2012 Annual Meeting, and proxies delivered for the 2012 Annual Meeting will confer discretionary authority to vote on any such matters.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for fiscal 2011 is being mailed to the Company’s stockholders with this Proxy Statement.

402 Industrial Lane
Birmingham, Alabama  35211
www.booksamillioninc.com

BKM12011PS

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET – www.eproxy.com/bamm Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 23, 2011.

(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 23, 2011.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò
The Board of Directors Recommends a Vote FOR Items 1, 2 and 4, and FOR an annual (once every year)
non-binding vote on the compensation of our executive officers (Proposal 3).

1.	To elect the nominees listed to serve as a director of the Company for a three-year term expiring in 2014:	01	Terry C. Anderson	☐	Vote FOR all nominees	☐	Vote WITHHELD
		02	Albert C. Johnson		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To hold a non-binding advisory vote on the compensation of our named executive officers		☐	For	☐	Against	☐	Abstain

3.	To hold a non-binding advisory vote on the frequency of future executive compensation advisory votes ☐	Once Every Year	☐	Once Every Two Years	☐	Once Every Three Years	☐	Abstain

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm		☐	For	☐	Against	☐	Abstain

5.	In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof

Address Change? Mark box, sign, and indicate changes below: ☐	Date:

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Signature(s) in Box

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as each. If a partnership, please sign in the partnership name by an authorized person.

BOOKS-A-MILLION, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 24, 2011
10:00 a.m.
Corporate Office Annex
121 West Park Drive
Birmingham, Alabama 35211

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2011.

The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the “Company”), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2011, and hereby appoints Clyde B. Anderson and Douglas G. Markham, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Tuesday, May 24, 2011 at the Company’s Corporate office Annex, located at 121 West Park Drive, Birmingham, Alabama 35211 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposals 1, 2 and 4, FOR an annual non-binding advisory vote on the compensation of our executive officers (Proposal 3) and as the proxies deem advisable on such other matters which may properly come before the meeting.

See reverse for voting instructions.